UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1A
SEC File #

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alaska Pacific Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	10949905	20-4523691
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

Unit 625, 2005 Costa Del Mar Road, Carlsbad CA, 92009

(Address of Principal Executive Offices) (Zip Code)

604-274-1565

(Registrant's telephone number, including area code)

Christopher Dieterich
Dieterich & Mazarei, LP
11300 West Olympic Blvd., Suite 800
Los Angeles, California 90064
(Name and Address of Agent for Service)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	[ ]
Accelerated filer	[ ]
Non-accelerated filer	[ ]
Smaller reporting company	[X]

	CALCULATION OF REGISTRATION FEE

		PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (2)
	AMOUNT TO BE REGISTERED
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED

Common Stock Par Value $0.001	2,303,000	$0.10	$230,300	$12.85

(1) Based on the last sale price.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated __________, 2009

PROSPECTUS
ALASKA PACIFIC ENERGY CORP.
2,303,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See Section Entitled “Risk Factors” on pages 7 through 15.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell their shares at $0.10 per share until the Company's shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that the shares will be quoted on the OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: September 9, 2009

SUMMARY

Prospectus Summary This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus in its entirety, including the risks of investing in our securities discussed under the caption “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus before making an investment decision. Additionally, It should be noted that our independent public accountant has expressed substantial doubt about our ability to continue as a going concern. (See related Risk Factor note on page 15, as well as related notes in the Plan of Operations and the Liquidity and Capital Resources sections, page 32 and page 33 respectively and in Note 1, page F–7 of the Notes to Financial Statements,.)

Except as otherwise specifically noted, all references in this prospectus to the “Company,” “we,” “us” and “our” refer to Alaska Pacific Energy Corp., a Nevada corporation.

Summary Information about Alaska Pacific Energy Corp. We were incorporated in the State of Nevada on January 13, 2005. Alaska Pacific Energy Corp., (the “Company or “APEC”) is a startup, development stage company engaged in the search for commercially viable minerals. On June 26, 2008 the Company entered into an option agreement to acquire a 100% interest in a total of 61 mineral claims in Whitton Gayhurst Townships, in the Province of Quebec, Canada., Pursuant to the agreement, the Company paid $16,600 and issued 250,000 common shares at $0.10 per share on July 15th 2008 for the first payment .The Company is obligated to make two additional cash payments of $16,600 on or before July 15, 2009 and 2010, respectively. It should be noted that Mr. Rosenblat, the Optionor of the claims has agreed to postpone the payment of $16,600 and the issuance to him of 250,000 common shares due July 15, 2009 until February 27, 2010. The Company will also issue 250,000 common shares on or before July 15, 2009 and issue 250,000 common shares on or before July 15, 2010 as payment in full for the claims.

Our business office is located at Unit 625, 2005 Costa Del Mar Road, Carlsbad CA, 92009. Our fiscal year end is January 31. As of January 31, 2009 we had raised $120,300 through the sale of common stock. As of our audited financial statements dated January 31, 2009, there was $63,531 cash on hand and in the corporate bank account. As of our unaudited financial statements dated April 30, 2009 we reported $46,240 cash on hand and in the corporate bank account. APEC currently has outstanding liabilities of $1,360 for expenses accrued during the start-up of the corporation and $16,600 payable to the optionor of the mineral claims noted in a previous paragraph, payable by February 27, 2010 and $16,600 by July 15, 2010 if the option to acquire the claims is exercised. We also will have to expend work totaling 21,500 on a block of 17 claims by February 27, 2010 and an additional $56,250 on the remaining block of 44 claims by July 15, 2010. We are also required to conduct work on the 61 claims totaling $77,500 by July 15, 2011 and again on July 15, 2012. As of the date of this Registration Statement, we have not yet generated or realized any revenues from our business operations. The financial information included herein summarizes the more complete historical financial information as indicated on the audited financial statements of APEC filed with this Registration Statement.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

The Offering:

Securities Being Offered Up to 2,303,000 shares of common stock.

Offering Price The selling shareholders will sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering The offering will conclude when all 2,303,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued 17,303,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Risk Factors

For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 7 of this prospectus. It should be noted that we have listed all known material risks in the Risk Factors section beginning on page 7.

Private Placement

On January 15, 2008, we initiated a private placement offering of an aggregate of up to 1,000,000 common shares which was increased to 1,053,000, common shares at a price of $0.10 per share. The offering raised net proceeds to the Company of $105,300. No legal, accounting, consulting or finders fees relating to the offering were paid.

RISK FACTORS

Risks Related to Our Business

We were incorporated on January 13, 2005 and have a limited operating history. There is no basis upon which you can evaluate our proposed business and prospects and to date we have been involved primarily in organizational activities and obtaining our Option to Purchase Claims Agreement.

  We have not begun the exploration of our Claims, and there is no way to evaluate the likelihood of whether we will be able to operate our proposed business successfully.
  If our business fails to develop in the manner we have anticipated, you will lose your investment in the shares.
  If our mining business develops, management may be unable to effectively or efficiently operate our business unless we are able to employ sufficient and trained professional mining personnel to assist us in the operation of our business, in which event you will lose your investment in the shares.

Newly formed mineral exploration companies encounter extraordinary risks, and unforeseen problems

  Because we just recently commenced our business, our prospects for success must be considered in the light of the extraordinary risks, unforeseen expenses and problems that newly formed mineral exploration companies normally encounter.
  The creation, execution and maintenance of our plans for our business operation are based solely upon the opinion of our management and they may not have adequately anticipated unforeseen expenses and other problems that newly formed mineral exploration companies normally encounter. If we have failed to adequately address business commencement risks, our business will not develop or grow, and you will lose your investment in the shares.
  New mineral exploration companies are traditionally subject to high rates of failure.
  New mineral exploration companies can be expected to encounter unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.

As a newly formed mineral exploration company, we will be required to implement our proposed business, and if we are unable to do so you will lose your investment in the shares.

  The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.
  We can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations.
  If we are unsuccessful in implementing exploration plans or those plans prove unsuccessful our business will likely fail and you will lose your entire investment in the shares.

As a newly formed mineral exploration company, we will be required to anticipate and handle potential growth and we may not be able to do so in which event you will lose your investment in the shares.

  If our Claims prove successful, our potential for growth will place a significant strain on our technical, financial and managerial resources. We may have to implement new operational and financial systems and procedures, and controls to expand, train and manage employees and to coordinate our technical and accounting staffs, and if we fail to do so you will lose your investment in the shares.

Because of the limited capital available to us for the foreseeable future, we may not have sufficient capital to fully implement our business plan.

  We are obligated to pay our operating expenses as they arise, including required annual fees to the State of Nevada. We will also incur legal and accounting expenses to comply with our reporting obligations to the SEC. If we fail to pay any of the forgoing, we may be forced to cease our business operations unless terms are renegotiated.

If we need to raise additional funds, the funds may not be available when we need them. We may be required to provide rights senior to the rights of our shareholders in order to attract additional funds and if we use equity securities to raise additional funds dilution to our shareholders will occur.

  To the extent that we require additional funds, we cannot assure you that additional financing will be available when needed on favorable terms or at all, and if the funds are not available when we need them, we may be forced to terminate our business.
  If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced; and those equity securities issued to raise additional funds may have rights, preferences or privileges senior to those of the rights of the holders of our common stock.

If we fail to make required payments under the Option Agreement we will lose the right to the Claims.

  In order to maintain our rights under the Option Agreement we must timely make annual payments to the Claim Owner and if we fail to do so we will lose our claims as the Option Agreement will be terminated.
  If our Option Agreement is terminated we may be forced to cease our business operations in which event you will lose your investment in the shares.

If our exploration program provides results indicating a commercially viable mineral deposits exist within the Subject Claims we will be required to raise substantial additional capital or locate a joint venture partner in order to achieve production and generate revenue from such deposits.

  If the initial results of our exploration program are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production from any mineral deposits within the Claims.
  If we enter into a joint venture agreement, we would likely be required to assign a percentage of our interest in the Claims to the joint venture partner.
  If we are unable to enter into a joint venture agreement with a partner, or if we are otherwise unable to raise substantial additional capital, our business may fail and you will lose your entire investment in the shares.

Most, if not all, of our competition will be from larger, more well established and better financed companies, and if we are unable to successfully compete with other companies our business will fail.

  If we are able to implement our business operations, substantially all of our competitors will have greater financial resources, technical expertise and managerial capabilities than we do.
  If we are unable to overcome such competitive disadvantages, we will be forced to cease our business operations.

We currently have no employees other than our Directors who serve on a part-time basis, we do not pay our officer any cash compensation, and if they were to leave our employ, our business could fail.

  Because our ability to engage in business is dependent upon, among other things, the personal efforts, abilities and business relationships of our Directors, if they were to terminate employment with us or become unable to provide such services before a qualified successor, if any, could be found, our business could fail.
  Our current Directors do not provide full time services to us, and we will not have full-time management until such time, if ever, as we engage employees on a full-time basis.
  We do not maintain "key person" insurance on our Directors, and if our Directors were to die or become disabled, we do not have any insurance benefits to defer the costs of seeking replacements.

None of our officers or directors has any experience in the mining industry.

It should be noted that none of our directors has had experience in the mining industry and as such their lack of experience in the mining industry could subject the Company to errors that could seriously restrict or even terminate the Company's ability to proceed with its business plan.

We may be unable to attract or retain employees in which event our business could fail.

  Competition for personnel in the junior mineral exploration industry is intense. Because of our limited resources, we may not be able to compensate our employees at the same level as our competitors. If we are unable to attract, retain and motivate skilled employees, our business could fail.
  We cannot make any assurances that we will have the financial resources to hire full–time personnel when they are needed or that qualified personnel will then be available, and if we are unable to hire full–time personnel when they are needed, our business could fail.

As a result of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

  Exploration for minerals is a speculative venture necessarily involving substantial risk. We can provide you with no assurance that our Subject Claims contain any commercially exploitable reserves of molybdenum or any other commercially exploitable mineral.
  Problems, such as unusual and unexpected rock formations and other conditions, are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in the shares.

There are inherent dangers involved in mineral exploration, and, as a result, there is a risk that we may incur liability or damages as we conduct our business.

  The search for valuable minerals involves numerous hazards and risks, such as cave-ins and pollution liability. Additional risks include, but are not limited to:
  unanticipated ground and water conditions and adverse claims to water rights;
  geological problems;
  metallurgical and other processing problems;
  the occurrence of unusual weather or operating conditions and other force majeure events;
  lower than expected ore grades;
  accidents;
  delays in the receipt of or failure to receive necessary government permits;
  delays in transportation;
  labor disputes;
  government permit restrictions and regulation restrictions;
  unavailability of materials and equipment;
  the failure of equipment or processes to operate in accordance with specifications or expectations.
  We may be unable or unwilling to obtain insurance against such hazards and risks. We currently have no insurance, and we not expect to obtain any such insurance in the foreseeable future.

  If we were to incur such hazards or risks, the costs of overcoming these hazards may exceed our ability to do so, in which event we could be required to liquidate all our assets and you will lose your entire investment in the shares.
  The risks associated with exploration and development and if applicable, mining as described above could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. We are not currently engaged in mining operations because we are in the exploration phase and have not yet any proved molybdenum reserves.
  We do not presently carry property and liability insurance nor do we expect to get such insurance for the foreseeable future Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

If our exploration program is able to confirm commercial concentrations of molybdenum on our Claims, we are unable to provide any assurance that we will be able to successfully place any of the Claims into commercial production.

  If our exploration programs are successful in confirming deposits of commercial tonnage and grade, we will require a joint venture partner or additional funds in order to place the Subject Claims into commercial production.
  In such an event, we may be unable to locate a joint venture partner or obtain any required funds, in which event you may lose your entire investment in the shares.

Because access to our Claims can be restricted by inclement weather, we may be delayed in implementing or continuing with our exploration, as well as, with any future mining efforts.

  Access to the Subject claims may be hindered during the period between December and March of each year due to inclement weather conditions in the area. As a result, any attempts to visit, test, or explore the Claims are largely limited to a several months of the year when weather permits such activities.
  These limitations can result in significant delays in our exploration efforts, as well as, any mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet our obligations under the Option Agreement. Such failures could cause our business to fail and you would lose the entire investment in the shares.

As we undertake exploration of our Claims, we will be subject to compliance of government regulation that may increase the anticipated time and cost of our exploration program.

  There is much governmental regulation that materially affects the exploration of minerals. We will be subject to the mining laws and regulations of the Province of Quebec as well as the laws and regulations of Canada or other countries where we may choose to operate.
  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with applicable law.
  Our planned exploration program budgets provide amounts for anticipated regulatory compliance, however, there is a risk that the amounts budgets may be inadequate due to errors, omissions or additional regulations, any one of which prevent us from carrying out our exploration program.

Market factors in the mining business are out of our control. As a result, we may not be able to market any minerals that may be found.

  The mining industry, in general, is intensively competitive, and we are unable to provide any assurance that a ready market will exist of the sale of molybdenum or other minerals, even if we find commercial quantities of are discovered within the Claims.
  Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.
  The exact effect of these factors cannot be accurately predicted, but the impact or any one or a combination thereof may result in our inability to generate any revenue, in which event you will lose your entire investment in the shares.

Risks Related to Our Common Stock

We are not listed or quoted on any exchange and we may never obtain such a listing or quotation.

  There may never be a market for stock and stock held by our shareholders may have little or no value. There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale.
  Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.
  Even if we obtain a listing on an exchange and a market for our shares develops, sales of a substantial number of shares of our common stock into the public market by certain stockholders may result in significant downward pressure on the price of our common stock and could affect your ability to realize the current trading price of our common stock.

The trading price of our common stock may fluctuate significantly and stockholders may have difficulty reselling their shares.

  Currently, we have issued a total of 17,303,000 shares of common stock . Additional issuances of equity securities may result in dilution to our existing stockholders. Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of common stock.

Our common stock is subject to the "penny stock" rules of the SEC.

  Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

  Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market and because the market price of the common stock is less than $5.00 per share, the common stock is classified as a "penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:
  That a broker or dealer approve a person's account for transactions in penny stocks; and
  The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and:

Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which:

Sets forth the basis on which the broker or dealer made the suitability determination; and;

That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

  Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.
  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker- dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

A decline in the future price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

Even if we are able to successfully list our stock for trading on the OTC Bulletin Board, we can have no assurances that a market will ever develop and if a market does develop we will have no control over the market price of our common stock. Any market price that does develop is likely to be highly volatile. Factors, including regulatory matters, concerns about our financial condition, operating results, litigation, government regulation, developments or disputes relating to current or future agreements or title to our claims may have a significant impact on the market price of our stock, causing the market price to decline. In addition, potential dilutive effects of future sales of shares of common stock by shareholders and by us could also have an adverse effect on the price of our securities. Such a decline would seriously hinder our ability to raise additional capital and prevent us from fully implementing our business plan and operations.

Our directors and officers reside outside the United States

Our directors and officers reside outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

87% of our shares of Common Stock are controlled by Principal Stockholders and Management.

87% of our Common Stock is controlled by four stockholders of record. This figure includes stock controlled by directors and officers who are the beneficial owners of about 43.4% of our Common Stock. This does not include, with respect to both groups, an additional 250,000 restricted common shares that will be issued on or before February 27, 2010 and 250,000 restricted common shares that will be issued on or before July 15, 2010 as part of our agreement to acquire 61 mineral claims. Such ownership by the Company's principal shareholders, executive officers and directors may have the effect of delaying, deferring, preventing or facilitating a sale of the Company or a business combination with a third party.

Even taking into account the limitations of Rule 144, the future sales of restricted shares could have a depressive effect on the market price of the Company's securities in any market, which may develop.

The 17,303,000 shares of Common Stock presently issued and outstanding, as of the date hereof, are “restricted securities” as that term is defined under the Securities Act of 1933, as amended, (the “Securities Act”) and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person, who has not been an affiliate of the issuer for the past 90 days and has held restricted securities for six months of an issuer that has been reporting for a period of at least 90 days, may sell those securities so long as the Company is current in its reporting obligations. After one year, non-affiliates are permitted to sell their restricted securities freely without being subject to any other Rule 144 condition. Sales of restricted shares by our affiliates who have held the shares for six months are limited to an amount equal to one percent (1%) of the Company's outstanding Common stock that may be sold in any three-month period. After the shares registered herein are freely traded, unregistered holders of the restricted shares may each sell approximately 75,552 shares during any ninety-day (90 day) period after the registration statement becomes effective. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Securities Exchange Act”) or of Rule 15c2-11 thereunder. There is no limitation on such sales and there is no requirement regarding adequate current public information. Sales under Rule 144 or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of our securities in any market, which may develop for such shares.

If shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The Company has 17,303,000 shares of Common Stock outstanding as of December 31, 2008, of which 2,303,000 will eventually become freely tradable. The availability for sale of a large amount of shares may depress the market price for our Common Stock and impair our ability to raise additional capital through the public sale of Common Stock. The Company has no arrangement with any of the holders of our shares to address the possible effect on the price of the Company's Common Stock of the sale by them of their shares.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming the we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on January 13, 2005, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

FORWARD-LOOKING STATEMENTS

Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

This prospectus contains forward-looking statements as that term is used in federal securities laws, about our financial condition, results of operations and business that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. These statements include, among others:

  statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and
  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or with documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this prospectus is a statement of our present intention and is based on present facts and assumptions and may change at any time and without notice based on changes in such facts or assumptions.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell their shares at $0.10 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering all of the 2,303,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933, by transfer from other shareholders, or for the performance of services to the Company.

The shares include the following:

1.	1,250,000 shares of our common stock that the selling shareholders acquired from us pursuant to contractual agreements as all or part of their compensation and which was exempt from registration under Regulation S of the Securities Act of 1933;
2.	1,053,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on February 27, 2008.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering; 2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and 4. the percentage owned by each upon completion of the offering.

Selling Stockholder	Shares Beneficially Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Peter Apostolis	50,000	50,000	Nil	Nil
Asia Asset Mgmt Inc. (1)	100,000	100,000	Nil	Nil
Gert Blattmann	50,000	50,000	Nil	Nil
Teresa Blattmann	50,000	50,000	Nil	Nil
Irma Boda	1,000	1,000	Nil	Nil
Joseph Cheba	10,000	10,000	Nil	Nil
Constantine Cholevas	50,000	50,000	Nil	Nil
George Cholevas	10,000	10,000	Nil	Nil
Bernie Cummings	1,000	1,000	Nil	Nil
Randy Giesbrecht	10,000	10,000	Nil	Nil
Stuart Gross	10,000	10,000	Nil	Nil
Ashley Joyce	1,000	1,000	Nil	Nil
Sophie (Sophia) Joyce	1,000	1,000	Nil	Nil
Bob Karytianos	25,000	25,000	Nil	Nil
Raija Karmitsa	1,000	1,000	Nil	Nil
Blair Keats	50,000	50,000	Nil	Nil
Allan E Korneychuk	50,000	50,000	Nil	Nil
Peter Koutsoumbos	1,000	1,000	Nil	Nil
Pirkko Koutsoumbos	100,000	100,000	Nil	Nil
Kouzelne Mesto Ltd. (2)	1,000,000	1,000,000	Nil	Nil
Foti Kyriakelis	20,000	20,000	Nil	Nil
George Kyriakelis	20,000	20,000	Nil	Nil
Litsa Kyriakelis	10,000	10,000	Nil	Nil
Nick Kyriakelis	10,000	10,000	Nil	Nil
Shandy Leedahl	10,000	10,000	Nil	Nil
Meghna Investments Inc. (3)	100,000	100,000	Nil	Nil
Basil Panatages	100,000	100,000	Nil	Nil
Robert Rosenblat	250,000	250,000	Nil	Nil
Stefanos A. Rizothanassis	20,000	20,000	Nil	Nil
Ritva Silvo	1,000	1,000	Nil	Nil
Virpi A Silvo	1,000	1,000	Nil	Nil
Irene Siqueira	25,000	25,000	Nil	Nil
Anastasios Skrivanos	50,000	50,000	Nil	Nil
Evgenia Skrivanos	20,000	20,000	Nil	Nil
Irene Skrivanos	10,000	10,000	Nil	Nil
Angelo Soursos	25,000	25,000	Nil	Nil
E. Angela Soursos	25,000	25,000	Nil	Nil
Anna Thymis	25,000	25,000	Nil	Nil
Art Virvilis	10,000	10,000	Nil	Nil
Anna Thymis	25,000	25,000	Nil	Nil
Art Virvilis	10,000	10,000	Nil	Nil

(1.) Asia Asset Mgmt Inc. was incorporated in the Province of British Columbia, Canada on May 27, 2003. Asia Asset Mgmt Inc. is owned by Munir Ali and his spouse Alida Ali, both Canadian citizens. Each owns 50% of Asia Asset Mgmt Inc. and each is the beneficial owner and has voting rights to their portion of the Alaska Pacific Energy Corp, shares owned by Asia Asset Mgmt Inc. Neither party has any relationship to the Issuer except as a shareholder

(2.) Kouzelne Mesto Ltd. is owned as to 100% owned by Geoffrey Armstrong a citizen of the United Kingdom. Kouzelne Mesto Ltd. was incorporated in the Czech Republic on April 18, 1995. Mr. Armstrong is the beneficial holder and has full voting rights to the Alaska Pacific Energy Corp, shares owned by Kouzelne Mesto Ltd.Mr. Armstrong is a former employee of Alaska Pacific Energy Corp.

(3.) Meghna Investments Inc. was incorporated in the Province of British Columbia, Canada on May 26, 2003. Meghna Investments Inc. is owned as to 100% by Munir Ali, a citizen of Canada. Mr. Ali is the beneficial holder and has full voting rights to the Alaska Pacific Energy Corp, shares owned by Meghna Investments Inc. Mr. Ali has no relationship to the Issuer except as a shareholder

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock. The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker–dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  in the over-the-counter market;
  in transactions otherwise than on these exchanges or systems or in the over-the- counter market;
  through the writing of options, whether such options are listed on an options exchange or otherwise;
  in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  through an exchange distribution in accordance with the rules of the applicable exchange;
  in privately negotiated transactions;
  through short sales;
  through sales pursuant to Rule 144;
  in which broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
  through a combination of any such methods of sale; and
  by any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of

Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock. We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $25,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

We currently have authorized capital of 50,000,000 shares, all shares of which are designated as common stock, par value $0.001 per share. As July 21, 2009, the Company has outstanding 17,303,000 shares of common stock. Our common stock is not listed for trading on any exchange.

Common Stock

As of July 21, 2009, there were 17,303,000 shares of our common stock issued and outstanding held by 43 stockholders of record.

All shares of our common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by our stockholders. The shares of common stock do not entitle their holders to any preemptive, subscription, conversion or redemption rights, and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect our entire board of directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each stockholder is entitled to receive a proportionate share of the assets available for distribution to stockholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of our preferred stock. Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by our board of directors out of funds legally available for dividends. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the board of directors. All issued and outstanding shares of our common stock are fully paid and non-assessable. The transfer agent and registrar for our common stock is Island Stock Transfer,100 Second Avenue South, Suite 705S, St. Petersburg, FL 33701

Preferred Stock

The Company does not have an authorized class of preferred stock

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law firm of Dieterich & Mazarei LP has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

General

On June 26, 2008 the Company entered into an option agreement to acquire a total of 61 molybdenum mineral claims located in Whitton Township and Gayhurst Township, in the province of Quebec, Canada. The Company paid $16,600 and issued 250,000 common shares at $0.10 per share on July 15th 2008 for the first payment .The Company is obligated to make two additional cash payments of $16,600 on or before February 27, 2010 and 2010, respectively, The Company will also issue 250,000 common shares on or before July 15, 2009 and issue 250,000 common shares on or before July 15, 2010 as payment in full for the claims.

Mr. Robert Rosenblat, the Optionor, has notified the Company that the Ministry of Mines in the Province of Quebec, Canada has revised the date by which work on the claims must commence from July 15, 2009 to February 27, 2010. This change in the date work must start is due to a change in the way the ministry designates mining claims throughout the province. At present, the Company does not have the funds to commence the required work program on all the claims. We plan to commence work on 17 of the claims located in Gayhurst Township in the third quarter, 2009. This will cost a total of $21,500 and we have sufficient funds to complete this initial program. If the results of this initial exploration program are successful, we will try to enter into a joint venture agreement with a partner for further exploration and possible production of our claims. If we are unable to find a joint venture partner in a timely manner, we will rely on raising additional funding through equity sales or convertible loans.

Additionally, Mr. Rosenblat has agreed to postpone the payment of $16,600 and the issuance to him of 250,000 common shares due July 15, 2009 until February 27, 2010.

Mr. King, the Company's president, has extensive contacts in the mining industry, specifically among a number of experienced geologists, as does Mr. Rosenblatt, the optionor of the claims. The initial work program will be conducted by a professional and experienced team, hired by the company. The initial work program will consist of grid emplacement, concentrated geological mapping trenching and sampling as well as geophysical surveys.

There is, however, no assurance that a commercially viable mineral deposit exists on any the mineral claims upon which we hold an option to purchase. Extensive exploration will be required before a final evaluation as to the economic and legal feasibility of the claims is determined. Economic feasibility refers to a formal evaluation completed by an engineer or geologist which confirms that the properties can be successfully operated as a mine. Legal feasibility refers to a formal survey of the claims boundaries to ensure that all discovered mineralization is contained within these boundaries.

We have no property other than an option to acquire the claims. There is no assurance that a commercially viable mineral deposit exists on any the mineral claims upon which we hold an option to purchase. Extensive exploration will be required before a final evaluation as to the economic and legal feasibility of the claims is determined. Economic feasibility refers to a formal evaluation completed by an engineer or geologist, which confirms that the properties can be successfully operated as a mine. Legal feasibility refers to a formal survey of the claims boundaries to ensure that all discovered mineralization is contained within these boundaries.

We will be engaged in the acquisition and exploration of additional mineral properties with a view to exploit any mineral deposits we discover that demonstrate economic feasibility.

Molybdenum

Our primary focus with respect to our mineral claims is the exploration for molybdenum and if warranted, the development of a commercial molybdenum mining operation.

Atomic Number: 42 Atomic Symbol: Mo Atomic Weight: 95.94

Molybdenum is a refractory metallic element used principally as an alloying agent in steel, cast iron, and superalloys to enhance hardenability, strength, toughness, and wear and corrosion resistance. To achieve desired metallurgical properties, molybdenum, primarily in the form of molybdic oxide or ferromolybdenum, is frequently used in combination with or added to chromium, columbium (niobium), manganese, nickel, tungsten, or other alloy metals.   The versatility of molybdenum in enhancing a variety of alloy properties has ensured it a significant role in contemporary industrial technology, which increasingly requires materials that are serviceable under high stress, expanded temperature ranges, and highly corrosive environments.   Moreover, molybdenum finds significant usage as a refractory metal in numerous chemical applications, including catalysts, lubricants, and pigments.   Few of molybdenum's uses have acceptable substitutions. (Source: U.S. Geological Survey, Mineral Commodity Summaries, January 2008.

Molybdenum was discovered by Carl Welhelm Scheele, a Swedish chemist, in 1778 in a mineral known as molybdenite (MoS2), which had been confused as a lead compound. Peter Jacob Hjelm isolated molybdenum in 1781. Today, most molybdenum is obtained from molybdenite, wulfenite (PbMoO4) and powellite (CaMoO4). These ores typically occur in conjunction with ores of tin and tungsten. Molybdenum is also obtained as a byproduct of mining and processing tungsten and copper. (Source: Jefferson Lab: http://education.jlab.org/itselemental/ele042.html)

Domestic Production and Use: In 2007, molybdenum, valued at about $3.8 billion (based on average oxide price), was produced by nine mines. Molybdenum ore was produced as a primary product at four mines, one each in Colorado, Idaho, Nevada, and New Mexico, whereas five copper mines (two in Arizona, one each in Montana, New Mexico, and Utah) recovered molybdenum as a byproduct. Three roasting plants converted molybdenite concentrate to molybdic oxide, from which intermediate products, such as ferromolybdenum, metal powder, and various chemicals, were produced. Iron and steel and superalloy producers accounted for about 81% of the molybdenum consumed. (USGS)

Events, Trends, and Issues: U.S. mine output of molybdenum in concentrate in 2007 decreased slightly from that of 2006. U.S. imports for consumption increased an estimated 17% from those of 2006, while the U.S. exports increased only about 2% from those of 2006. Domestic roasters operated at full production levels in 2006 and 2007. U.S. reported consumption increased 5% from that of 2006 while apparent consumption was about level, owing to reduced destocking offsetting increased imports. Mine capacity utilization in 2007 was about 80%. (USGS)

China's high level of steel production and consumption continued to generate strong internal consumption of molybdenum. This consumption, coupled with limited production in the Huludao area of Liaoning Province, led to reduced Chinese exports in 2006 and 2007, and continued to support historically high molybdenum prices. Most byproduct and primary molybdenum mines in the United States maintained high production levels in 2007. Production capacity at the Henderson Mine, Empire, CO, was expanded to about 18,100 tons per year of contained molybdenum in 2006 and mine production approached that level in 2007. The Ashdown Mine, near Denio, NV, started molybdenum operations in 2007. (USGS)

World Resources: Identified resources amount to about 5.4 million tons of molybdenum in the United States and about 13 million tons in the rest of the world. Molybdenum occurs as the principal metal sulfide in large low-grade porphyry molybdenum deposits and as an associated metal sulfide in low-grade porphyry copper deposits. Resources of molybdenum are adequate to supply world needs for the foreseeable future. (USGS)

Substitutes: There is little substitution for molybdenum in its major application as an alloying element in steels and cast irons. In fact, because of the availability and versatility of molybdenum, industry has sought to develop new materials that benefit from the alloying properties of the metal. Potential substitutes for molybdenum include chromium, vanadium, niobium (columbium), and boron in alloy steels; tungsten in tool steels; graphite, tungsten, and tantalum for refractory materials in high-temperature electric furnaces; and chrome-orange, cadmium-red, and organic-orange pigments for molybdenum orange. (USGS)

Molybdenum is used in certain nickel-based alloys, which are heat-resistant and corrosion-resistant to chemical solutions. Molybdenum oxidizes at elevated temperatures. The metal has found recent application as electrodes for electrically heated glass furnaces. The metal is also used in nuclear energy applications and for missile and aircraft parts. Molybdenum is valuable as a catalyst in the refining of petroleum. It has found applications as a filament material in electronic and electrical applications. Molybdenum is an essential trace element in plant nutrition; some lands are barren for lack of this element in the soil. Molybdenum sulfide is useful as a lubricant, especially at high temperatures where oils would decompose. Almost all ultra-high strength steels with minimum yield points up to 300,000 pounds per square inch contain molybdenum in amounts from 0.25 to 8%. Biologically, molybdenum as a trace element is necessary for nitrogen fixation and other metabolic processes. (Source: Los Alamos National Labs.)

Employees

Currently, our management team consists of four individuals: one who serves as the President and Secretary, one who serves as Treasurer and Director and two who serves as Directors. Over the course of the next year, we anticipate hiring up to three additional employees on a part-time or as needed basis, primarily to assist the Company to manage any required work on our claims.

DESCRIPTION OF PROPERTY

The Company entered into an option agreement dated June 26, 2008 to acquire a 100% interest in three groups of mineral claims with 21, 28 and 12 claims, respectively, in Whitton Township and Gayhurst Township, Province of Quebec, Canada. Pursuant to the agreement, the Company paid $16,600 and issued 250,000 common shares at $0.10 per share on July 15th 2008 for the first payment. The second cash payment in amount of $16,600 and 250,000 common shares issuance was to be executed on or before July 15, 2009, however, Robert Rosenblat, the Optionor, has agreed to postpone the payment until February 27, 2010. The last cash payment in amount of $16,600 and 250,000 common shares issuance is scheduled to be executed on or before July 15, 2010.

The claims are located approximately 170 miles southeast of the City of Montreal and 10 miles north of Lac (Lake) Megantic, in the Province of Quebec, Canada, between the towns of Ste Cecile De Whitton and Lac Drolet. Numerous secondary roads run through the area and the claims are generally accessible year round by paved secondary roads, except during extreme, winter snow conditions. Annual snowfall totals approximately 110 inches, with snow beginning in November and ending in April. Heaviest snowfall is in January.

To date, no work has been conducted on any of the claims.

The surrounding area topography is composed of low rounded hillsides, with the average altitude varying from 1200 feet to 1800 feet. Mountain summits of the Appalachian Chain mark the international border between Canada and the United States, which lies approximately 20 miles south of the claims. The area is forested with maple, birch, oak, spruce, pine, ash and beech being the dominant species.

251659776 Alaska Pacific Energy Claims Maps

Lac Megantic, Quebec, Canada

Princeville
St-Jean-De-Brebeuf
Ste-Clotilde-De-Beauce
St-Victor
St-Georges
St-Zacharie
Victoriaville
Thetford Mines
Black Lake
St-Benoit-Labre
St-Christophe-D'arthabaska
St-Méthode-De-Frontenac
St-Ephrem-De-Beauce
St-Ren
Warwick
St-Joseph-De-Coleraine
La Guadeloupe
St-Martin
St-Théophile
Ham-Nord
Disraeli
St-Évariste-De-Forsyth
Pittston Farm
Seboomook
Lambton
St-Gédéon-De-Beauce
Sts-Martyrs-Canadiens
Beaulac
Danville
Asbestos
Stratford
St-Sébastien
Stornoway
Lac Drolet
St-Ludger
Richmond
St-Claude
St-Camille
Ste-Cécile-De-Whitton
Moose River
Nantes
Audet
Jackman
Long Pond
Kingsbury
Windsor
Dudswell
Lac Megantic
Scotstown
Stoke
Val-Racine
Piopolis
Lake Parlin
Bromptonville
East Angus
Bonsecours
Sherbrooke
Cookshire
Notre-Dame-Des-Bois
Woburn
Coburn Gore
Rock Forest
Sawyerville
The Forks
Magog
North Hatley
Chartierville
Compton
Caratunk
Austin
Ayer's Cliff
Eustis
Coaticook
Stratton
Barnston
Dixville
Pittsburg
10 miles

251660800

Lac Megantic, Quebec, Canada

St-Sébastien-De-Frontenac
St-Sébastien
St-Ludger
Lac Drolet
Ste-Cécile-De-Whitton
Audet
Rue Principale
Rte 161 N
Rue Laval
Milan
Lac Mégantic
Marston

ALASKA PACIFIC ENERGY CORP. CLAIMS – Map NTS 21e10

-71°00'00"
-70°54'00"
344000mE
348000mE
352000mE
5088000mN
45°44'00"
5084000mN
5080000mN
45°40'00"
5056000mN
Lac du Rat Musqué
Sainte-Cécile-de-Whitton

28

ALASKA PACIFIC ENERGY CORP. CLAIMS – Map NTS 21e15

45°48'00"
5072000mN
5068000mN
348000mE
352000mE
356000mE
-70°54'00"
Saint-Sébastien
Saint-Sébastien
Bluets
Sud

LEGAL PROCEEDINGS

Neither the Company nor any of its officers are involved in or contemplating any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or any other market or, if traded, that a public market will materialize.

The Company intends to apply to have its capital shares listed on the over-the-counter bulletin board maintained by the National Association of Stock Dealers (NASD). We have made application to the NASD over-the-counter Bulletin Board. We will also have to meet the other qualification requirements from NASD. However, Alaska Pacific Energy Corp. cannot make any assurance that quotations on the over-the-counter bulletin board will be approved.

Record Holders

As of September 9, 2009 there were 43 holders of record of our common stock.

Rule 144 Shares

A total 2,303,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, an affiliate who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 173,030 shares as of the date of this prospectus; or
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Non-affiliates who have beneficially owned shares, for a period of at least six months, of a company that has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a minimum ninety (90) days are not subject to the “volume limitations” set under rule 144(e).

Sales by affiliates under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Non-affiliates who have beneficially owned shares for a period of a year or longer are not subject to the currency of information requirements.

As of the date of this prospectus, persons who are our affiliates hold 15,000.000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

While there are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends, we have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

Equity Compensation Plan Information: No options have been granted under an Equity Compensation Plan or any other similar plan.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our business activities to date have not provided any cash flow. During the next twelve months we anticipate incurring costs and expenses related to filing of Exchange Act reports, exploratory work on our claims and maintenance of our Option Agreement to those claims as well as costs related to the management of a public company if we are successful in bringing the Company to trade. Management will fund the costs and expenses to be incurred as a result of such activities through further investment in our Company through additional equity financing by private investors. Based on our history as a developmental stage company, it is difficult to predict our future results of operations. Our operations may never generate significant revenues or any revenues whatsoever, and we may never achieve profitable operations.

We incurred total operating expenses in the amount of $58,455 for the period from our inception on January 13, 2005 to April 30, 2009.

Plan of Operations

The Company will continue to manage its operations and cash resources in a manner consistent with its expectation that it will be able to satisfy cash requirements through fiscal 2009. The main operating costs for the Company include:

  Scheduled and Contracted Payment of $16,600.00 to Robert Rosenblat to fulfill the second year terms of Claims Option Agreement rescheduled to February 27, 2010
  Required work program on Claims totaling $21,500 rescheduled to February 27, 2010.

Our plan of operation is to conduct exploration work on the claims in order to ascertain whether they possess economic quantities of molybdenum or other minerals. There can be no assurance that economic mineral deposits or reserves exist on the claims until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible. Economic feasibility refers to an evaluation completed by an engineer or geologist whereby he or she analyses whether profitable mining operations can be undertaken on the property. Mineral property exploration is generally conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.

The Company will consider an additional equity offering within the next 12 months. In such case, the use of proceeds would center on the acceleration of work on the claims.

For the three month period ended April 30, 2009 as compared to the three month period ended April 30, 2008

Our general and administrative expenses for the three month period ended April 30, 2009 was $21,826 compared to general and administrative expenses of $4,670 for the three months periods ended April 30, 2008. The increase of $17,156 in such expenses for the three months ended June 30, 2008, as compared to the three months ending June 30 2007 is attributable to an increase in general and administrative expenses from $170 to 16,916 and an increase in professional fees from $4,500 to $4,910. The incurred losses of $21,826 for the three months ended April 30, 2009 as compared to $4,670 for the three months ended April 30, 2008 are attributable primarily to the increase in our general and administrative expenses.

We did not attain profitable operations during the three months ending April 30, 2008 or the three months ending April 30, 2009 and continue to be dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Year Ended January 31, 2008 Compared to the Year Ended January 31, 2007

Total Operating Expenses were $7,390 for the year ended January 31, 2008, as compared to $250 for the year ended January 31, 2007, an increase of $7,140. The increase was attributable to registration and filing fees of $390 and consulting fees of $7,000 during the 2008 fiscal year.

As a result of the increased expenses, we incurred a net loss of $7,390 for the year ended January 31, 2008 compared to a net loss of $250 for the year ended December 31, 2007.

Year Ended January 31, 2009 Compared to the Year Ended January 31, 2008

General Operating expenses were $28,864 for the year ended January 31, 2009, as compared to $7,390 for the year ended January 31, 2008. This represented an increase of $21,474. The increase was attributable to an increase in professional fees from $7,000 during the year ending January 31, 2008 to $28,330 during the year ending January 31, 2009 and an increase in general and administrative expenses from $390 during year the ending January 31, 2008 to $534 during the year ending January 31, 2009. These extra expenses reflected the fact that the Company had increased its formation activities.

Liquidity and Capital Resources

At January 31, 2009 our assets total assets was $69,431. This included a cash balance of $63,531and prepaid expenses of $5,900.

As of April 30, 2009 and January 31, 2009, we had $46,240 and $63,531, respectively in cash. We received funds of $0 and $ 105,300 for the first quarters ended April 30, 2009 and 2008, respectively through issuance of common stock. Our operating expenses increased for the 2009 first quarter compared to the three month period ended April 30, 2008. The increase was primarily due to general and administrative expenses related to legal, audit and consulting service fees in the 2009 first quarter. As a result of the increase, we recorded a larger net loss for the 2009 first quarter compared to the 2008 first quarter. Therefore we have limited capital resources and will have to rely upon the issuance of common stock to fund expenses including legal and auditing fees, exploration expenses, required payments for our claims and office expenses. Cash and cash equivalents from inception to date have been sufficient to cover expenses involved in starting our business. We will require additional funds to continue to implement our business plan during the next twelve months. To date, the Company's operations have been funded by private placement investors

During 2006 we issued 2,000,000 shares to an investor at a price of $0.001 per share via a Private Placement and raised a total $2,000. Between September 9, 2007 and October 16, 2007 we issued 13,000,000 to four investors at a price of $0.001 per share via Private Placements and raised a total of $13,000. During 2008 we issued 1,053,000 shares to investors, at a price of $0.10 per share via Private Placements and raised a total of $105,300. Total funds raised from 2006 through 2008 was $120,300. No commissions were paid to raise these funds.

Our independent auditors have issued a going concern paragraph in their opinion on the financial statements for the years ended January 31, 2009 and January 31, 2008 that states there is substantial doubt about our ability to continue as a going concern. Specifically, our independent auditors has stated that the Company has no revenue source and is dependent on financing to sustain operations and pay for future commitments related to the mineral options and might not have sufficient working capital for the next twelve months. These factors create substantial doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statement should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company's business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes to or disagreements with our certifying accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer. The Board of Directors elects our executive officers annually. Our directors serve one-year terms or until their successors are elected and accept their positions. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships or understandings between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

James R. King, President and Director: Mr. King has been the president and a director of the Company since its inception on January 13, 2005. His service term as president and director is for one year, but will continue in effect as long he is re-elected. He has more than 30 years of experience in a variety of organizational, business ownership, and management capacities. From 1966 to 1975 he was a partner in Pender Holdings Inc. and Magic Lake Estates Ltd., a private, Canadian recreational land development company and was heavily involved in every aspect of this project, from conception to completion including: land purchase; planning developments, surveying, hiring, organizing construction crews, supervising staff and subcontractors, developing of advertising, marketing and sales programs. Mr. King was responsible for the development and sale of 1,400 serviced properties associated with the development all delivered within budget and targeted time frame.

During the years 1970 to1986, he was a partner in creating and developing, from a small business, a private architectural special interest, consumer and trade magazine “ Select Home Designs and parallel home plan specialty business, Planners Plus Enterprises Ltd. This was sold to the communication and publishing company, Southam Communications in 1984. It continues to be a publishing and home plan business, and is now owned by an American corporation

From 1985 to1987 he was a partner in a company that took a consumer product from an inventor's idea through research and development to successful launch into the marketplace. This was a plastic injection mold process. Mr. King was involved with the engineering and manufacturing process as well as the planning and implementation of the company's marketing and merchandising strategy. Mr. King served as President of Kelly Kerr Energy Corp. (KYK.VSE) from 1987 to 1989. This was a public company exploring for oil and gas.

In February,1997 he entered into a consulting agreement with KIK Tire Technologies Inc., (KIK.CDNX) a public company listed on the Canadian Venture Stock Exchange. His primary responsibility was creation of the company's Investor relations program, and the raising of development capital. The consulting agreement expired in July,1998.

From 1998 until 2000, Mr. King undertook several small private consulting contracts to plan marketing programs for various consumer products, and also entered into a consulting agreement with FirstWirelessDirect Cellular Inc. a private company.

From August, 1999 to January, 2006, he was president of Pacific Rim Solutions, a private US corporation, that was developed as a vitamin sales company for which it developed a business web site www.vitaminsales.com. The private company was eventually sold in January 2006.

Mr. King founded Alaska Pacific Energy Corp. on January 13, 2005. During the first year of the Company's existence, most of his work consisted of organization and research on the claims that had been offered to the Company and that on June 26, 2008 became the subject of the existing option agreement. From early January 2006, Mr. King has spent the majority of his time working for Alaska Pacific Energy Corp. and currently he spends approximately 75% of his business time directly working for the Company.

Timothea J. Welsh, Director: Mrs. Welsh's service as a director for Alaska Pacific Energy Corp. began on February 7, 2005. Her service term as a director is for one year, but will continue in effect as long she is re-elected. She has more than 15 years experience in management. From November 2002 to November 2007 she was area supervisor of LA SENZA Inc. (TSX: LSZ) La Senza is a Canadian incorporated specialty retailer company with approximately 1000 stores operating in North America. The company also franchises internationally. Stores are located in every province in Canada. In addition, 231 independently owned "La Senza" and "La Senza Girl" stores are operating in 20 other countries under license. During her time with La Senza, she was responsible for the operations of 8 of La Senza's stores. Her duties included management of sales, wage cost, human resources, staffing, shipping and receiving, merchandising, inventory control and customer service. From December 2001 to November 2002 Mrs. Welsh was store manager of “Silk and Satin” a private specialty retail store. As the store manager her responsibilities included all aspects of running the store. This included opening and closing procedures, hiring and termination of employees, store team motivation and development, wage cost controls, establishment and fulfillment of sales goals, shipping and receiving controls, store merchandising stock room organization, loss prevention (internal and external) inventory control; customer service, cash procedures and payroll. From January 1999 to December 2001 she was self-employed as a home-caregiver. From August 1995 to January 1999 she was store manager of Odin Books, a specialty bookstore catering to health and education professionals worldwide. Odin Books attends international conferences advertising and selling their books. Odin Books has an international mail order business as well as a store located in Vancouver, Canada. As the store manager her responsibilities included all aspects of running the store. From August 1991 to January 1995 she was employed at Mariposa Clothing Store, a private company, where she started as a manager trainee and eventually becoming store manager.

She holds a Computer Information Systems Diploma from Langara College in Vancouver, Canada. The program included training in a wide variety of computer programming languages, company systems, work in creating effective, efficient systems in all departments of a company, use of flow charts, management training including topics such as employee training, motivation, time management, employment regulations, employee recruitment and interviewing techniques. The business courses included work in accounting, marketing, statistics, cost controls, sales forecasting and analysis, target markets, demographics, public speaking and presentations.

Her duties for Alaska Pacific Energy Corp. include acting and fulfilling duties of a responsible director, working with the President in all aspects of helping to direct the company in its start up business affairs, assisting the president to set up filing systems and keep corporate record keeping up to date, creating accounts payable and receivable files and keeping them in good standing, generally supporting the president in building APEC. Ms. Welsh spends approximately 35% of her time working on the business of the Company.

George Skrivanos, Director: George Skrivanos has been a director of the Company since September 10, 2007. His service term as a director is for one year, but will continue in effect as long he is re-elected. He has more than 15 years of experience in management and private business ownership capacities. From August 1987 to the present he has had an active role in his family restaurant, Athens Pizza Ltd., a privately held company incorporated in the province of British Columbia. His involvement with Athens Pizza Ltd. began as a kitchen helper when he was 12 years old and now includes all aspects of the business including hiring, marketing strategy, menu pricing, and overseeing of business investments and acquisitions.

Concurrently, from September 2004 to the present, he has managed his family real property holding company, Falanthi Holdings Ltd., a privately held company incorporated in the province of British Columbia. He is responsible for the acquisition of new properties and the renovation of existing properties. His responsibilities also include drafting and negotiating commercial and residential leases, planning and establishing budgets for renovations, managing the rental properties, and evaluating new investment opportunities.

From March 2003 to March 2007, George Skrivanos was elected to the Board of Directors of The Messinian Brotherhood of British Columbia, a not for profit association incorporated in the province of British Columbia. In 2004, George was appointed Treasurer of this association and from 2005 to 2007 he served as President. The Messinian Brotherhood of BC organizes various social and fund raising events every year so that British Columbians of Messinian (Greek province) descent can get together. Profits from these events are donated to various worthy causes including local churches and fire victims in Greece. George has been an active investor in Canadian and US stock markets since 1999.

Mr. Skrivanos attends director meetings and works directly with the president, Mr. King, to plan meetings, review all agreements, director minutes, plan strategies for possible future development and growth of the company. Mr. Skrivanos spends approximately 10% of his time working for Alaska Pacific Energy Corp.

Anastasios Koutsoumbos, Treasurer: Mr. Koutsoumbos has been an officer of the company since February 1, 2008. His service term as an officer in the position of treasurer is for one year, but will continue in effect as long he is retained by the Board of Directors. He was born in Athens, Greece and immigrated to Canada 1972. He is semi-retired and has many years of experience with communications technology. He was with Teleglobe Canada most of his active working life, and worked more than 25 years with Teleglobe Canada until the company closed their Burnaby, British Columbia Branch in September, 2005. His experience with the company covered areas from assembly, design to troubleshooting mostly in Canada but also worldwide. At present, he assists Alaska Pacific Energy Corp. in managing and maintaining the finances and the financial records of the Company and spends approximately 5% of his time working for the Company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. We have no significant employees other than the officers and directors described herein.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

President: The Company entered into an Executive Services Agreement with James R. King setting forth the provision of services in his capacity as President, Secretary and Director. The term of the Agreement commenced on January 13, 2005. and continues until terminated by either party. The Executive has agreed that there will be no cash remuneration.

Bookkeeper: The Company entered into a Bookkeeping Consulting Services Agreement with Cherry Cai. The term of the Agreement commenced on March 1, 2008 and continued until February 28, 2009, or until extended or terminated by either party, and obligated the Company to Ms Cai $30.00 per hour.

Administrative Manager: On October 1, 2007, the Company signed a Business Consultant Services Agreement with Geoffrey Armstrong, through his company, Kouzelne Mesto Ltd., a company legally incorporated in the Czech Republic, to act as the Administrative Manager to the Company. Mr. Armstrong, through his company, Kouzelne Mesto Ltd., will beneficially own 5.9% of the voting rights attached to our outstanding shares of common stock. The Agreement will remain in effect until the company is in complete compliance with SEC reporting and listing requirements As of the date of the execution of the Business Consultant Services Agreement, neither Mr. Armstrong nor his company, Kouzelne Mesto Ltd. held any shares or any other interest in the Company and the Agreement was made at arms length.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid to or accrued, during the fiscal years ended January 31, 2006, to 2009 to the Company's highest paid executive officers. No salaries were paid prior to 2006. No restricted stock awards, long-term incentive plan payout or other types of compensation were paid to these executive officers during these fiscal years.

(Nil*) Section 7(a) of the Executive Services Agreement between Mr. King and the Company states that Mr. King will receive annual compensation of $3,000. However, Mr. King has donated his services to the Company, and these fees have been waived and will not be paid.

(1) If applicable, all other compensation includes health insurance and life insurance plans or benefits, car allowances, etc. The Company may omit information regarding group life, health, hospitalization, medical reimbursement or relocation plans that do not discriminate in scope, terms or operation, in favor of executive officers or directors of the registrant and that are available generally to all salaried employees.

LTIP: "Long-Term Incentive Plan" means any plan providing compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to financial performance of the Company or an affiliate, the Company's stock price, or any other measure, but excluding restricted stock, stock option and Stock Appreciation Rights (SAR) plans. To date, no options to purchase shares of the Company's common stock have been granted.

Additional Compensation of Directors

We have no official plan or policy for compensating directors with stock options or stock awards. Other than pursuant to current salaries for their executive positions with the Company, if applicable. No other directors are currently compensated by the Company in consideration of their service as a director.

Narrative Disclosure to Summary Compensation Table

We have entered into an executive services agreement with Mr. King, dated January 13, 2005. The Executive has agreed that there will be no cash remuneration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 of the Company's outstanding common stock as of January 31, 2009 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock, (ii) each director of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all current executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares. The figures are based on a total of 17,303,000 common shares as of January 31, 2009.

Beneficial ownership means sole and shared voting power or investment power with respect to a security. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock subject to options and/or warrants currently exercisable, or exercisable at a later date, are counted as outstanding, but these shares are not counted as outstanding for computing the percentage ownership of any other person. At this time, however, there are no such options or warrants granted or outstanding.

Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through any means including the exercise of any option, warrant or conversion of a security.

(1) Nanita Holdings Ltd. is a company incorporated in British Columbia, Canada and is owned as to 100% by Mike Moustakis, an affiliate of the Company by virtue of the fact that he is the beneficial owner of 28.9% of the issued shares of the Company.

(2) George Skrivanos is a Director of the Company.

(3) Tasos Koutsoumbos is an officer (treasurer) of the Company.

(4) Kouzelne Mesto Ltd., was incorporated in the Czech Republic in April, 1994 and is 100% owned by Geoffrey Armstrong, a former employee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than disclosed herein, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;

*	Our promoter(s) Mr. King and Mr. Skrivanos;
*	Any member of the immediate family of any of the foregoing persons.

On February 7, 2006 the Company signed an Executive Services Agreement with James R. King to serve President, Chief Executive Officer, Director and Secretary. His primary functions would be to manage the domestic and international day-to day operations of the company and to act as Chairman of the Board of Directors. His compensation would include the right to purchase up to 5,000,000 common shares at a price of $0.001 per share and cash compensation of $3,000 per year. Mr. King has donated his services to the Company, and these fees have been waived and will not be paid. At the time of the signing of the Agreement, Mr. King held no shares. However, by virtue of the fact that Mr. King represented both side of the transaction, the Agreement was not at arms length.

On October 1, 2007, the Company signed a Business Consultant Services Agreement with Geoffrey Armstrong, through his company, Kouzelne Mesto Ltd., a company legally incorporated in the Czech Republic, to act as the Administrative Manager to the Company. Mr. Armstrong, through his company, Kouzelne Mesto Ltd., will beneficially own 5.9% of the voting rights attached to our outstanding shares of common stock. As of the date of the execution of the Business Consultant Services Agreement, neither Mr. Armstrong nor his company, Kouzelne Mesto Ltd. held any shares or any other interest in the Company and the Agreement was made at arms length.

By virtue of the Option Agreement to Acquire Claims between the Company and Robert Rosenblat dated June 26, 2008, Mr. Rosenblat will beneficially own less than 5% of the voting rights attached to our outstanding shares of common stock if the Agreement is fully consummated. As of the date of the execution of the Agreement, Mr. Rosenblat held no shares or any other interest in the Company and the Agreement to acquire the claims was made at arms length.

It should be noted that none of the directors of the Company is independent.

Expenses and Meetings

All officers and directors will be reimbursed for any expenses incurred on our behalf, including travel, lodging and meals. They may also, at such time as we have sufficient revenues from operations of our business, receive a fee for Board meetings attended, including meetings of committees of our Board, however, no such fees have been paid as of the date of this filing.

Directors and officers attend board meetings at least once every month or up to 12 times per year. No directors or officers have attended less than 90% of the meetings. All directors and officers attended the previous year's Annual General Meeting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes Chapter 78 provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by Alaska Pacific Energy Corp. against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

As authorized by Section 78.037 of Nevada Revised Statutes, Chapter 78 (NRS 78), the Company's Articles of Incorporation eliminate or limit the personal liability of a director to the Company or to any of its shareholders for monetary damage for a breach of fiduciary duty as a director, except for:

  Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or
  The payment of distributions in violation of Section 78.300 of Nevada Revised Statutes.

The Company's Articles of Incorporation provide for indemnification of officers and directors to the fullest extent permitted by Nevada law. Such indemnification applies in advance of the final disposition of a proceeding.

At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director or officer.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$12.85
Transfer Agent fees	$13,123
Accounting and auditing fees and expenses	$11,160
Legal fees and expenses	$1,890
Total	$26,185.85

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers.

Under provisions of the certificate of incorporation and bylaws of the registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the registrant unless such court also finds that such person is nevertheless fairly and reasonably entitled to indemnity.

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person

NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following: (a) The creation of a trust fund. (b) The establishment of a program of self-insurance. (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation. (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

4. In the absence of fraud: (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) The insurance or other financial arrangement: (1) Is not void or voidable; and (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

RECENT SALES OF UNREGISTERED SECURITIES.

The following summarizes all sales of unregistered securities by Alaska Pacific Energy Corp. since inception on January 13, 2005.

No options have been granted at this time.

On May 17, 2006, Alaska Pacific Energy Corp. issued 2,000,000 restricted shares of its common stock at a price of $0.001 per share to James R King, President and Director. These shares were issued in accordance with Regulation S of the Securities Act of 1933.

On September 9, 2007, Alaska Pacific Energy Corp. issued restricted 5,000,000 shares of its common stock at a price of $0.001 per share to Nanita Holdings Ltd. a British Columbia incorporated company owned as to 100% by Michael Moustakis a resident of British Columbia, Canada. These shares were issued in accordance with Regulation S of the Securities Act of 1933.

Also on September 9, 2007, the Company Issued 2,500,000 restricted shares of its common stock to Tasos Koutsoumbos, now an officer of the Company and 2,500,000 shares of its common stock to George Skrivanos, a Director of the Company. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.001 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On October 1, 2007, the Company issued 1,000,000 restricted shares of its common stock to Kouzelne Mesto Ltd., a company legally incorporated in the Czech Republic on April 6, 1994 and owned as to 100% by Geoffrey Armstrong. The shares were issued for services to the Company at a deemed price of $0.001 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On October 16, 2007, the Company issued 3,000,000 restricted shares of its common stock at a price of $0.001 per share to James R King, President and Director. These shares were issued in accordance with Regulation S of the Securities Act of 1933.

On January 28, 2008, the Company Issued 1,000 restricted shares of its common stock to Ritva Silvo, a resident of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On January 30, 2008, the Company Issued 1,000 restricted shares of its common stock to Ashley Joyce and 1,000 shares of its common stock to Sophie (Sophia) Joyce. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 5, 2008, the Company Issued 1,000 restricted shares of its common stock to Bernie Cummings, a resident of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 5, 2008, the Company Issued 25,000 restricted shares of its common stock to Irene Siqueira and 25,000 shares of its common stock to Anna Thymis. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 8, 2008, the Company Issued 10,000 restricted shares of its common stock to Stuart Gross a resident of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 7, 2008, the Company Issued 50,000 shares of its restricted common stock to Teresa Blattmann and 1,000 restricted shares of its common stock to Virpi A Silvo. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 8, 2008, the Company Issued 1,000 restricted shares of its common stock to Irma Bodo, a resident of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 11, 2008 the Company issued a total of 211,000 restricted shares of its common stock to five individuals as follows in the amounts set opposite their names:

All of the above noted individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 12, 2008 the Company issued a total of 300,000 restricted shares of its common stock to two companies and two individuals as follows in the amounts set opposite their names:

Gert Blattmann 50,000 restricted common shares

All of the above noted shares were issued at a price of $0.10 per share. The companies and individuals are resident in British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On February 13, 2008 the Company Issued 50,000 restricted shares of its common stock to Blair Keats and 25,000 restricted shares of its common stock to Angelo Soursos. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 14, 2008 the Company issued a total of 140,000 restricted shares of its common stock to three individuals as follows in the amounts set opposite their names:

All of the above noted shares were issued at a price of $0.10 per share. The individuals are resident in British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On February 17, 2008 the Company issued a total of 31,000 restricted shares of its common stock to four individuals as follows in the amounts set opposite their names:

All of the above noted shares were issued at a price of $0.10 per share. The individuals are resident in British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On February 18, 2008 the Company issued a total of 90,000 restricted shares of its common stock to four individuals as follows in the amounts set opposite their names:

All of the above noted shares were issued at a price of $0.10 per share. The individuals are resident in British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On February 19, 2008 the Company issued a total of 20,000 restricted shares of its common stock to three individuals and one company as follows in the amounts set opposite their names:

On February 27, 2008 the Company Issued 50,000 restricted shares of its common stock to Anastasios Skrivanos and 20,000 restricted shares of its common stock to Evgenia Skrivanos. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On July 15, 2008 the Company Issued 250,000 restricted shares of its common stock to Robert Rosenblat at a deemed price of $0.10 per shares pursuant to an Option Agreement to Acquire Claims, owned by Mr. Rosenblat. This issuance was the first of three issuances, which will total 750,000 shares if the Option Agreement to Acquire Claims is fully completed. Robert Rosenblat is a resident of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent transfer of the securities not made in accordance with the provisions of Regulation S.

Alaska Pacific Energy Corp

(An Exploration Stage Company)

     Financial Statements (Expressed in US dollars) January 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Blaine, WA

We have audited the accompanying balance sheets of Alaska Pacific Energy Corp. (An Exploration Stage Company) as of January 31, 2009 and 2008, and the related statements of operations, stockholders' deficit and cash flows for the years then ended and for the period January 13, 2005 (inception) through January 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Alaska Pacific Energy Corp. (An Exploration Stage Company), as of January 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended and for the period January 13, 2005 (inception) through January 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring operating losses and might not have sufficient working capital for the next twelve months which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, Utah
May 15, 2009

(F-2)

Alaska Pacific Energy Corp.

(An Exploration Stage Company)

Statements of Stockholders' Equity

January 13, 2005 (Inception) through January 31, 2009

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	DEFICIT ACCUMULATED DURING EXPLORATION STAGE	TOTAL SHAREHOLDERS' EQUITY
	SHARES	AMOUNT			
Balance inception-January 13, 2005	-	-	-	-	$ -
Net loss for the period ending January 31, 2006				(125)	(125)
Balance-January 31, 2006	-	-	-	(125)	(125)
Share issued for cash at $0.001 per share	2,000,000	2,000	-	-	2,000
Net loss for the period ending January 31, 2007	-	-	-	(375)	(375)
Balance-January 31, 2007	2,000,000	2,000	-	(375)	1,625
Share issued for cash at $0.001 per share	13,000,000	13,000	-	-	13,000
Share issued for service at $0.001 per share	1,000,000	1,000	-	-	1,000
Net loss for the period ending January 31, 2008	-	-	-	(7,390)	(7,390)
Balance-January 31, 2008	16,000,000	16,000	-	(7,765)	8,235
Share issued for cash at $0.10 per share	1,053,000	1,053	104,247	-	105,300
Share issued for mining claim option	250,000	250	24,750		25,000
Net loss for the period ending January 31, 2009	-	-	-	(28,864)	(28,864)
Balance-January 31, 2009	17,303,000	$ 17,303	$ 128,997	$ (36,629)	$ 109,671

The accompanying notes are an integral part of these financial statements

(F-5)

Alaska Pacific Energy Corp.

(An Exploration Stage Company)

Statements of Cash Flows

	For the Years Ended January 31, 2009	For the Years Ended January 31, 2008	Cumulative Amounts From Beginning of Exploration Stage (January 13, 2005) to January 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:			
Net loss	$ (28,864)	$ (7,390)	$ (36,629)
Adjustments to reconcile net loss to net cash used by operating activities:			-
Shares issued for services	-	1,000	1,000
Changes in assets and liabilities:			
Prepaid expenses	(5,900)	-	(5,900)
Accounts payable and accrued liabilities	752	308	1,360
Net Cash Used by Operating Activities	(34,012)	(6,082)	(40,169)
CASH FLOWS FROM INVESTING ACTIVITIES:			
Cash paid for mining claims	(16,600)	-	(16,600)
Net Cash Used by Investing Activities	(16,600)	-	(16,600)
CASH FLOWS FROM FINANCING ACTIVITIES:			
Proceeds from issuance of common stock	105,300	13,000	120,300
Net Cash Provided by Financing Activities	105,300	13,000	120,300
NET INCREASE IN CASH AND CASH EQUIVALENTS	54,688	6,918	63,531
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,843	1,925	-
CASH AND CASH EQUIVALENTS AT END OF YEAR	$ 63,531	$ 8,843	$ 63,531
SUPPLEMENTAL DISCLOSURES			
Cash Paid For:			
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -
NON CASH TRANSACTIONS			
Stocks issued for services	$ -	$ 1,000	$ 1,000
Stocks issued for mining claim option	$ 25,000	$ -	$ 25,000

The accompanying notes are an integral part of these financial statements

(F-6)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
January 31, 2009

1. NATURE ORGANIZATION OF OPERATIONS

Organization

Alaska Pacific Energy Corp. (the “Company”), was incorporated under the laws of the State of Nevada on January 13, 2005 and is engaged in the acquisition, exploration and development of resource properties. The Company has not yet determined whether their properties contain enough mineral reserves, such that their recovery would be economically viable. Further, the Company is considered a development stage Company as defined in SFAS No. 7 and has not, thus far, commenced planned principal operations.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company realize its asset and discharge its liabilities in the normal course of business. The Company has no revenue source and is dependent on financing to sustain operations and pay for future commitments related to the mineral option, and might not have sufficient working capital for the next twelve months. These factors create substantial doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statement should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company’s business. The accompanying financial statements do not include any adjustments related to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with a maturity of three months or less.

Exploration and Development Costs

Exploration costs are charged to operations as incurred.

When it has been established that a mineral deposit is commercially mineable and a decision has been made to formulate a mining plan (which occurs upon completion of a positive economic analysis of the mineral deposit), the costs subsequently incurred to develop the mine on the property prior to the start of the mining operations are capitalized. Capitalized amounts may be written down if future undiscounted cash flows, including potential sales proceeds, related to mineral property are estimated to be less than the carrying value of the property. At January 31, 2009 and 2008, the Company had no exploration and development costs, however, the Company did capitalize mining option costs as disclosed in Resource Property below.

(F-7)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
January 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company’s fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. As the Company did not grant any stock options in 2005, no pro forma information is provided.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

(F-8)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
January 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Resource Properties

Resource property acquisition costs are capitalized until the viability of the mineral interest is determined.

Capitalized acquisition costs are expensed in the period in which it is determined that the mineral property has no future economic value.

Capitalized amounts may be written down if future cash flows, including potential sales proceeds, related to the property are estimated to be less than the carrying value of the property. Management of the Company reviews the carrying value of each resource property interest periodically, and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Reductions in the carrying value of each property would be recorded to the extent the carrying value of the investment exceeds the estimated future net cash flows. At January 31, 2009 and 2008, the Company capitalized $41,600 and $0 of mining claim option costs, respectively.

The Company has been in the exploration stage since its formation on January 13, 2005 and has not yet realized any revenues from its planned operations. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

In the event that facts and circumstances indicate that the costs of long-lived assets, other than mining properties, may be impaired, and evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required. Impairment of mining properties is evaluated subject to the full cost ceiling as described under mining Properties.

Comparative Figures

Certain comparative figures have been reclassified to conform with the current year’s presentation.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

(F-9)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
January 31, 2009

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Income Taxes

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No 109 (FIN 48). FIN 48 is intended to clarify the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of FIN 48, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FIN 48. At the adoption date of January 1, 2007, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

Income taxes are computed in accordance with Statement of Financial Accounting Standard (SFAS) No. 109 “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expenses (benefit) result from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss Per Common Share

The Company adopted Financial Accounting Standards (SFAS) No. 128. Loss Per Share which simplifies the computation of loss per share requiring the restatement of all prior periods.

Basic losses per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted losses per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted losses per share are excluded from the calculation.

Fair Value of Financial Instruments

Effective January 1, 2007, the company adopted the provisions of SFAS No. 157, Fair Value Measurements.

SFAS No. 157 provides a framework for the recognition, valuation and measurement of fair value of balance sheet items that would equal the price received to sell an asset or that would be paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The Company’s financial instruments consists of cash, accounts receivables, accounts payables, any loan payable and obligations under capital leases, which have been primarily based in US dollars. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values.

(F-10)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
January 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements – An amendment of ARB No. 51.” This statements objective is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require ownership interests in the subsidiaries held by parties other than the parent be clearly identified. The adoption of SFAS 160 did not have an impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised), “Business Combinations.” This revision statement’s objective is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its effects on recognizing identifiable assets and measuring goodwill. The adoption of SFAS 141 (revised) did not have an impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on the Company’s results of operations and financial condition if an election is made to adopt the standard.

In March 2008, the FASB issued SFAS 161 which amends and expands the disclosure requirements of SFAS

133 to provide an enhanced understanding of an entity’s use of derivative instruments, how they are accounted for under SFAS 133 and their effect on the entity’s financial position, financial performance and cash flows. The provisions of SFAS 161 are effective for the period beginning after November 15, 2008. The Company is currently reviewing the effect, if any, that the adoption of this statement will have on the Company’s financial statements.

On May 8, 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, The Hierarchy of Generally Accepted Accounting Principles, which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature. The adoption of SFAS 162 did not have an impact on the Company’s financial statements.

(F-11)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
January 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”. SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

3. MINING CLAIM OPTION

Whitton Township and Gayhurst Township in Province of Quebec Mining Claims – Canada

The Company entered into an option agreement dated June 26, 2008 to acquire a 100% interest in three groups of mineral claims with 21, 28 and 12 claims, respectively, in Whitton Township and Gayhurst Township, Province of Quebec, Canada. Pursuant to the agreement, the Company paid $16,600 and issued 250,000 common shares at $0.10 per share on July 15th 2008 for the first payment. The second cash payment in amount of $16,600 and 250,000 common shares issuance shall be executed on or before July 15, 2009. The last cash payment in amount of $16,600 and 250,000 common shares issuance shall be executed on or before 2010. The option will be considered exercised once all payments in cash and stock have been made, and ownership of the claims will transfer to the Company.

4. CAPITAL STOCK

Authorized

The total authorized is 50,000,000 common stocks with a par value of $0.001 per common share.

In May 2006 the Company issued 2,000,000 shares of the common stock for cash at $0.001 per share.

In September 2007 the Company issued 10,000,000 shares of the common stock for cash at $0.001 per share.

In October 2007 the Company issued 1,000,000 shares of the common stock for services, valued at $0.001 per share or $1,000.

(F-12)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
January 31, 2009

4. CAPITAL STOCK (cont’d…)

Issued and Outstanding

In October 2007 the Company issued 3,000,000 shares of the common stock for cash at $0.001 per share.

In February and March 2008 the Company issued 1,053,000 shares of the common stock for cash at $0.10 per share.

In July 2008 the Company issued 250,000 shares of the common stock for a mining claim option, valued at $0.10 per share or $25,000. The Company is a private entity and is currently going public. Due to this reason, they do not have stock trading history with which to value the share issuance for the mining claim option. However, the Company issued some common shares for cash at a price of $0.10 per share during 2008 and have used this same value for the share issuance for the mining claim option.

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS

No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at January 31, 2009 and January 31, 2008.

5. RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

(F-13)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
January 31, 2009

5. RELATED PARTY TRANSACTIONS (cont’d…)

The Company accrued administration fees of $0 and $608 to James R. King, a director of the Company at January 31, 2009 and January 31, 2008, respectively. The amounts due to related parties are non-interest bearing and have no specific terms of repayment.

The Company is subject to taxation in the countries and state/provinces where it maintains its registered office and where it operated its sales offices. As a result, the Company is subject to the following taxation: U.S. – Federal, Nevada State.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No.109 “Accounting for Income Taxes” which requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of the temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at January 31, 2009 an unused operating loss carryforwards of approximately $36,629, which may be applied against future taxable income and which expires in various years through 2029.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax law in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets are $12,454 and $2,640 as of January 31, 2009 and 2008, respectively with an offsetting valuation allowance of the same amount.

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
January 31, 2009

6. INCOME TAXES (Cont’d…)

The income tax provisions are as follows:

The Company entered into a business consultant services agreement with Geoffrey J. Armstrong, Kouzelne Mesto Ltd. on October 1st, 2007. The Company agreed to pay US$1,500 per month for a maximum of 12 months in cash based on the rate of $18,000 per annum from commencement date. The Company also agreed to issue one million common stocks for consultant’s services at $0.001 per share or value $1,000. As at September 30, 2008, the Company paid $18,000 in consulting fees total. The total cash compensation portion of this agreement was terminated on September 30, 2008. However, the consultant agreed to provide services until such time that the Company achieves a listing for trading in the Company’s shares on a United States Public Market.

We also will have to expend work totaling 21,500 on a block of 17 claims by February 27, 2009 and an additional $56,250 on the remaining block of 45 claims by July 15, 2010. We are also required to conduct work on the 62 claims totaling $77,500 by July 15, 2011and again on July 15, 2012.

8. SUBSEQUENT EVENTS

On March 5, 2009, the Company entered into a Transfer Agent Agreement with Island Stock Transfer and appointed as its transfer agent, warrant agent, and register for the common stock of the Company. The Company made a payment in full of $10,000 Premier Plan Fee payable as of the date of this contract was for the Premier Service Plan to provide for all account set-up services. The Premier Plan Fee is only effective for 12 months from the date of this contract within 12 months services.

(F-15)

Alaska Pacific Energy Corp
(An Exploration Stage Company)
Unaudited Financial Statements
(Expressed in US dollars)
April 30, 2009

(F-16)

Alaska Pacific Energy Corp
(An Exploration Stage Company)
Unaudited Financial Statements
(Expressed in US dollars)
April 30, 2009

	For the Three Months Ended April 30, 2009	For the Three Months Ended April 30, 2008	Cumulative Amounts From Beginning of Exploration Stage (January 13, 2005) to April 30, 2009
REVENUES	$ -	$ -	$ -
OPERATING EXPENSES			
General & Administration	16,916	170	18,215
Professional Fees	4,910	4,500	40,240
Total Operating Expenses	21,826	4,670	58,455
			-
LOSS FROM OPERATIONS BEFORE INCOME TAX	(21,826)	(4,670)	(58,455)
Provision for Income Taxes	-	-	-
NET LOSS	$ (21,826)	$ (4,670)	$ (58,455)
NET LOSS PER SHARE-BASIC & DILUTED	$ (0.00)	$ (0.00)	
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC & DILUTED	17,303,000	16,568,697	

The accompanying notes are an integral part of these financial statements

(F-18)

(F-19)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
April 30, 2009

1. NATURE ORGANIZATION OF OPERATIONS

Organization

Alaska Pacific Energy Corp. (the “Company”), was incorporated under the laws of the State of Nevada on January 13, 2005 and is engaged in the acquisition, exploration and development of resource properties. The Company has not yet determined whether their properties contain enough mineral reserves, such that their recovery would be economically viable. At October 31, 2008 the Company is considered a development stage Company and, accordingly, the financial statements are prepared following the guidelines of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises “as issued by the Financial Accounting Standards Board.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company realize its asset and discharge its liabilities in the normal course of business. The Company has no revenue source and is dependent on financing to sustain operations and pay for future commitments related to the mineral option, and might not have sufficient working capital for the next twelve months. These factors create substantial doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statement should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company’s business. The accompanying financial statements do not include any adjustments related to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Interim Financial Statements

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at April 30, 2009 and 2008 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these interim financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s January 31, 2009 audited financial statements. The results of operations for the periods ended April 30, 2009 and 2008 are not necessarily indicative of the operating results for the full year.

(F-20)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
April 30, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with a maturity of three months or less.

Exploration and development costs

Exploration costs are charged to operations as incurred.

When it has been established that a mineral deposit is commercially mineable and a decision has been made to formulate a mining plan (which occurs upon completion of a positive economic analysis of the mineral deposit), the costs subsequently incurred to develop the mine on the property prior to the start of the mining operations are capitalized. Capitalized amounts may be written down if future undiscounted cash flows, including potential sales proceeds, related to mineral property are estimated to be less than the carrying value of the property. At January 31, 2009 and 2008, the Company had no exploration and development costs, however, the Company did capitalize mining option costs as disclosed in Resource Property below.

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation.

(F-21)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Stock-Based Compensation (cont’d…)

The Company has elected the modified prospective transition method as permitted by SFAS

No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company’s fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. As the Company did not grant any stock options in 2005, no pro forma information is provided.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB

Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Resource properties

Resource property acquisition costs are capitalized until the viability of the mineral interest is determined. Capitalized acquisition costs are expensed in the period in which it is determined that the mineral property has no future economic value.

Capitalized amounts may be written down if future cash flows, including potential sales proceeds, related to the property are estimated to be less than the carrying value of the property. Management of the Company reviews the carrying value of each resource property interest periodically, and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Reductions in the carrying value of each property would be recorded to the extent the carrying value of the investment exceeds the estimated future net cash flows. At January 31, 2009 and 2008, the Company capitalized $41,600 and $0 of mining claim option costs, respectively.

(F-22)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
April 30, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Resource properties (cont’d…)

The Company has been in the exploration stage since its formation on January 13, 2005 and has not yet realized any revenues from its planned operations. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

In the event that facts and circumstances indicate that the costs of long-lived assets, other than mining properties, may be impaired, and evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required. Impairment of mining properties is evaluated subject to the full cost ceiling as described under mining Properties.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year’s presentation.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs.

Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No 109 (FIN 48). FIN 48 is intended to clarify the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of FIN 48, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FIN 48. At the adoption date of January 1, 2007, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

(F-23)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
April 30, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…) Income Taxes (cont’d…)

Income taxes are computed in accordance with Statement of Financial Accounting Standard (SFAS) No. 109 “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.

Deferred tax expenses (benefit) result from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss per Common share

The Company adopted Financial Accounting Standards (SFAS) No. 128. Loss Per Share which simplifies the computation of loss per share requiring the restatement of all prior periods.

Basic losses per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted losses per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted losses per share are excluded from the calculation.

Fair Value of Financial Instruments

Effective January 1, 2007, the company adopted the provisions of SFAS No. 157, Fair Value Measurements. SFAS No. 157 provides a framework for the recognition, valuation and measurement of fair value of balance sheet items that would equal the price received to sell an asset or that would be paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The Company’s financial instruments consists of cash, accounts receivables, accounts payables, any loan payable and obligations under capital leases, which have been primarily based in US dollars.

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values.

(F-24)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
April 30, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

On May 8, 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, The Hierarchy of Generally Accepted Accounting Principles, which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature. The adoption of SFAS 162 did not have an impact on the Company’s financial statements.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”. SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts.

SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

3. MINING CLAIM OPTION

Whitton Township and Gayhurst Township in Province of Quebec mining claims – Canada

The Company entered into an option agreement dated June 26, 2008 to acquire a 100% interest in three groups of mineral claims with 21, 28 and 12 claims, respectively, in Whitton Township and Gayhurst Township, Province of Quebec, Canada. Pursuant to the agreement, the Company paid $16,600 and issued 250,000 common shares at $0.10 per share on July 15th 2008 for the first payment. The second cash payment in amount of $16,600 and 250,000 common shares issuance shall be executed on or before July 15, 2009. The last cash payment in amount of $16,600 and 250,000 common shares issuance shall be executed on or before 2010. The option will be considered exercised once all payments in cash and stock have been made, and ownership of the claims will transfer to the Company.

4. CAPITAL STOCK

Authorized

The total authorized is 50,000,000 common stocks with a par value of $0.001 per common share.

Issued and outstanding

In May 2006 the Company issued 2,000,000 shares of the common stock for cash at $0.001 per share.

(F-25)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
April 30, 2009

4. CAPITAL STOCK (cont’d…)

In September 2007 the Company issued 10,000,000 shares of the common stock for cash at $0.001 per share.

In October 2007 the Company issued 1,000,000 shares of the common stock for services, valued at $0.001 per share or $1,000.

In October 2007 the Company issued 3,000,000 shares of the common stock for cash at $0.001 per share.

In February and March 2008 the Company issued 1,053,000 shares of the common stock for cash at $0.10 per share.

In July 2008 the Company issued 250,000 shares of the common stock for a mining claim option, valued at $0.10 per share or $25,000. The Company is a private entity and is currently going public. Due to this reason, they do not have stock trading history with which to value the share issuance for the mining claim option. However, the Company issued some common shares for cash at a price of $0.10 per share during 2008 and have used this same value for the share issuance for the mining claim option.

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at April 30, 2009 and 2008

(F-26)

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Notes to Financial Statements
April 30, 2009

4. CAPITAL STOCK (cont’d…)

Basic and Diluted Net Loss Per Share (cont’d…)

5. RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

The Company accrued administration fees of $331 and $0 to James R. King, a director of the Company at April 30, 2009 and January 31, 2009, respectively. The amounts due to related parties are non-interest bearing and have no specific terms of repayment.

6. COMMITMENTS

The Company entered into a business consultant services agreement with Geoffrey J. Armstrong, Kouzelne Mesto Ltd. on October 1st, 2007. The Company agreed to pay US$1,500 per month for a maximum of 12 months in cash based on the rate of $18,000 per annum from commencement date. The Company also agreed to issue one million common stocks for consultant’s services at $0.001 per share or value $1,000. As at September 30, 2008, the Company paid $18,000 in consulting fees total. The total cash compensation portion of this agreement was terminated on September 30, 2008.

However, the consultant agreed to provide services until such time that the Company achieves a listing for trading in the Company’s shares on a United States Public Market.

We also will have to expend work totaling 21,500 on a block of 17 claims by February 27, 2009 and an additional $56,250 on the remaining block of 45 claims by July 15, 2010. We are also required to conduct work on the 62 claims totaling $77,500 by July 15, 2011and again on July 15, 2012.

On March 5, 2009, the Company entered into a Transfer Agent Agreement with Island Stock Transfer and appointed as its transfer agent, warrant agent, and register for the common stock of the Company. The Company made a payment in full of $10,000 Premier Plan Fee payable as of the date of this contract was for the Premier Service Plan to provide for all account set-up services. The Premier Plan Fee is only effective for 12 months from the date of this contract within 12 months services.

(F-27)

EXHIBITS

The following exhibits were filed as part of the Company's original Form 10 registration statement, filed on March 31, 2009:

3.1	Certificate of Incorporation filed with State of Nevada, January 13, 2005.
3.2	Bylaws
5.1	Opinion of Legal Counsel, Dieterich and Associates.
10.1	Executive Services Agreement between James R. King and the Registrant dated February 7, 2006 May
10.2	Business Consultant Services Agreement between Kouzelne Mesto Ltd. and the Registrant dated October 1, 2007.
10.3	Bookkeeping Consultant Services Agreement between the Registrant and Cherry Cai, dated March 1, 2008
10.4	Form of Alaska Pacific Energy Corp. Regulation S Subscription Agreement..
10.5	Option Agreement to Acquire Claims between Alaska Pacific Energy Corp. and Robert Rosenblat dated June 26, 2008.
14	Code of Ethics dated May 1, 2006
23.1	Consent of Dieterich and Associates(Legal Counsel) (included in opinion listed as Exhibit 5.1)
23.2	Consent of Chisholm, Bierwolf, Nilson & Morrill, LLC (Auditor)

UNDERTAKINGS AND SIGNATURES

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any registration statement or prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the registration statement or prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Vancouver, British Columbia, Canada on September 9, 2009

Alaska Pacific Energy Corp.

/s/ James R. King
James R. King
President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated: